UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Demand Media, Inc.

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of November 9, 2016, Leaf Group Ltd., formerly known as Demand Media, Inc. (the “Company”), amended its Amended and Restated Certificate of Incorporation by filing a Second Certificate of Amendment (the “COI Amendment”) with the Secretary of State of the State of Delaware. The COI Amendment provides for the change of the Company’s name from “Demand Media, Inc.” to “Leaf Group Ltd.” The foregoing description is qualified in its entirety by reference to the COI Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

The Company also restated its Amended and Restated Bylaws to reflect the name change, effective as of November 9, 2016.  No other changes were made to the Amended and Restated Bylaws.  A copy of the Amended and Restated Bylaws, as restated, is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01     Other Events.

Effective November 9, 2016, the Company’s common stock began trading under the new ticker symbol “LFGR” on the New York Stock Exchange.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Demand Media, Inc., effective as of November 9, 2016.

3.2	Amended and Restated Bylaws of Leaf Group Ltd.

4.1	Form of Leaf Group Ltd. Common Stock Certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	LEAF GROUP LTD.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Demand Media, Inc., effective as of November 9, 2016.

3.2	Amended and Restated Bylaws of Leaf Group Ltd.

4.1	Form of Leaf Group Ltd. Common Stock Certificate.